EXHIBIT 9(III) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

                                 AMENDMENT NO. 1
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

                               111 CORCORAN FUNDS

      This Amendment No. 1 ("Amendment No. 1") to Administrative Services Agreement ("Agreement") dated November 22, 1993 between 111 Corcoran Funds, a Massachusetts business trust (the "Fund"), and Federated Administrative Services, a Pennsylvania corporation ("FAS"), is entered into as of this 23rd day of August, 1996.

     WHEREAS, pursuant to the Agreement, the Fund has retained FAS as its Administrator during the period set forth in the Agreement; and

     WHEREAS, the parties wish to extend the term of the Agreement in the manner set forth herein;

      NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree that Section 6(a) of the Agreement is hereby amended to read in its entirety as follows:

      "(a) the initial term of this Agreement shall commence on the date hereof, and extend until May 1, 2000.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                    111 Corcoran Funds


                                    By: /s/ Joseph S. Machi
                                    Vice President


                                    Attest: /s/ C. Grant Anderson
                                    Assistant Secretary

                                    Federated Administrative
                                    Services


                                    By: /s/ John W. McGonigle
                                    Chairman


Attest: /s/ S. Elliott Cohan
                                         Assistant Secretary